UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2025

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Chief Accounting Officer (Principal Accounting/Financial Officer)

Effective on February 15, 2025, the Board of Directors of 180 Life Sciences Corp. (the “Company”, “we” and “us”), appointed Eric R. Van Lent as the Chief Accounting Officer (Principal Accounting/Financial Officer) of the Company (the “Appointment”), which Appointment was effective as of the same date. As a result of the Appointment, Blair Jordan, the Chief Executive Officer (Principal Executive Officer) of the Company, who had served as the Principal Accounting/Financial Officer of the Company since October 16, 2024, stepped down from such role, also effective on February 15, 2025.

Mr. Van Lent is not party to any material plan, contract or arrangement (whether or not written) with the Company, except for the EVL Consulting Agreement (discussed and described below), and there are no arrangements or understandings between Mr. Van Lent and any other person pursuant to which Mr. Van Lent was selected to serve as a director or officer of the Company, nor is Mr. Van Lent a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K. There are no family relationships between any director or executive officer of the Company, including Mr. Van Lent.

The Company plans to enter into a standard form of Indemnity Agreement (the “Indemnification Agreement”) with Mr. Van Lent in connection with the Appointment. The Indemnification Agreement provides, among other things, that the Company will indemnify Mr. Van Lent under the circumstances and to the extent provided for therein, for certain expenses he may be required to pay in connection with certain claims to which he may be made a party by reason of his position as an officer of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s governing documents. The foregoing is only a brief description of the Indemnification Agreement, does not purport to be complete and is qualified in its entirety by the Company’s standard form of indemnification agreement incorporated by reference herein as Exhibit 10.4. The Indemnification Agreement is identical in all material respects to the indemnification agreements entered into with other Company officers.

There are no family relationships between any director or executive officer of the Company, including Mr. Van Lent.

Biographical information for Mr. Van Lent is provided below:

Eric R. Van Lent, age 42:

Eric R. Van Lent is a seasoned finance and accounting professional with over 20 years of experience optimizing financial operations, streamlining processes, and driving revenue growth in medium to large organizations. With expertise spanning financial reporting, strategic planning, and enterprise resource planning (ERP) implementation, he has played a pivotal role in enhancing operational efficiency and profitability across manufacturing, distribution, software, defense, & Esports industries. Mr. Van Lent has served as a NetSuite advanced financials consultant with Cumula3 Group since February 2024 and as the managing member of his own consulting firm, EVL Consulting LLC, since February 2020. Mr. Van Lent previously served as Vice President and Corporate Controller of Engine Media Holdings, Inc., a software/gaming/racing/esports company from January 2018 to December 2021. In that role, he managed the restructuring and financial oversight of a multi-site international software business. He played a key role in the company's successful uplisting from the TSX Venture Exchange to Nasdaq and led the implementation of NetSuite ERP, streamlining financial reporting across multiple global operations. Mr. Van Lent has also held positions at Assa Abloy, Lockheed Martin, and Flight Line Products, where he successfully executed ERP integrations, automated financial processes, and led cost-reduction initiatives, achieving multimillion-dollar savings.

Mr. Van Lent holds a Master of Business Management in Finance from Norwich University and a Bachelor of Business Management from Pepperdine University. He is a Certified Public Accountant (CPA) licensed in California. He also Served in the United States Navy.

Effective on February 15, 2025, the Company entered into an Executive Consulting Agreement dated January 30, 2025 with Mr. Van Lent and EVL Consulting, LLC (an entity owned by Mr. Van Lent)(“EVL Consulting” and the “EVL Consulting Agreement”). Pursuant to the EVL Consulting Agreement, the Company agreed to engage EVL Consulting to provide the services of Mr. Van Lent to the Company as Chief Accounting Officer of the Company. The EVL Consulting Agreement has a term through July 30, 2025, unless otherwise terminated pursuant to the terms of the agreement (discussed below) and provides for Mr. Van Lent to act as Chief Accounting Officer of the Company, and to be paid $8,000 per month for an average of 10 hours of work per week, with any hours in excess of that amount being compensated at the rate of $200 per hour, only if preapproved in writing by the Company. Notwithstanding the above, the Board of Directors, with the recommendation of the Compensation Committee, may grant Mr. Van Lent bonuses from time to time in its discretion, in cash or equity. The EVL Consulting Agreement includes customary confidentiality, non-disclosure and proprietary right requirements of EVL Consulting and Mr. Van Lent, and a prohibition on EVL Consulting and Mr. Van Lent competing against us during the term of the agreement.

We have the right to terminate the EVL Consulting Agreement at any time, provided that we pay EVL Consulting $10,000 upon such termination, payable within 60 days of such termination date.

We are also able to terminate the EVL Consulting Agreement at any time, without notice upon: (a) the death or physical or mental incapacity of Mr. Van Lent if as a result of which Mr. Van Lent is unable to perform services for a period in excess of 30 days; (b) in the event Mr. Van Lent or a related party to Mr. Van Lent ceases to own or control 100% of EVL Consulting; or (c) “just cause”, which means any of the following events: (i) any material or persistent breach by EVL Consulting or Mr. Van Lent of the terms of the agreement; (ii) the conviction of EVL Consulting or Mr. Van Lent of a felony offence, or the equivalent in a non-American jurisdiction, or of any crime involving moral turpitude, fraud or misrepresentation, or misappropriation of money or property of the Company or any affiliate of the Company; (iii) a willful failure or refusal by EVL Consulting or Mr. Van Lent to satisfy its respective obligations to the Company under the agreement including without limitation, specific lawful directives, reasonably consistent with the agreement, or requests of the Board; (iv) any negligent or willful conduct or omissions of EVL Consulting or Mr. Van Lent that directly results in substantial loss or injury to the Company; (v) fraud or embezzlement of funds or property, or misappropriation involving the Company’s assets, business, customers, suppliers, or employees; (vi) any failure to comply with any of the Company’s written policies and procedures, including, but not limited to, the Company’s Corporate Code of Ethics and Insider Trading Policy, provided that subject to certain limited exceptions, we must first give written notice to EVL Consulting and Mr. Van Lent, as applicable, advising them of the acts or omissions that constitute failure or refusal to perform their obligations and that failure or refusal continues after EVL Consulting and Mr. Van Lent, as applicable, has had thirty (30) days to correct the acts or omissions as set out in the notice.

If the Company terminates the EVL Consulting Agreement for just cause, we are required to pay EVL Consulting any unpaid fees and/or unpaid and unreimbursed expenses accrued but unpaid prior to the effective termination date.

The foregoing summary of the EVL Consulting Agreement and Indemnification Agreement is a summary only and is qualified in its entirety by reference to the EVL Consulting Agreement and Indemnification Agreement, copies of which are attached hereto (or incorporated by reference herein) as Exhibits 10.1 and 10.4, respectively and are incorporated into this Item 5.02 by reference in its entirety.

(e) Executive Consulting Agreement with Blair Jordan

On February 20, 2024, the Company entered into an Executive Consulting Agreement with Mr. Blair Jordan dated February 21, 2024, the Company’s Chief Executive Officer and director, and Blair Jordan Strategy and Finance Consulting Inc. (an entity owned by Mr. Jordan)(“Jordan Consulting” and the “Jordan Consulting Agreement”). The Jordan Consulting Agreement replaced and superseded a prior Executive Consulting Agreement with Mr. Jordan and Jordan Consulting dated May 7, 2024 (the “Prior Agreement”).

Pursuant to the Jordan Consulting Agreement, the Company agreed to continue to engage Jordan Consulting to provide the services of Mr. Jordan to the Company as Chief Executive Officer of the Company. The Jordan Consulting Agreement has a term beginning effective January 1, 2025, and continuing through December 31, 2026, unless otherwise terminated pursuant to the terms of the agreement (discussed below), provided that in the event that the parties have not agreed to an extension or termination of the Jordan Consulting Agreement with at least 30 days written notice at the end of the term, the agreement automatically renews for successive terms of one year upon the expiration of the primary term or any renewal.

The Jordan Consulting Agreement provides for Mr. Jordan to act as Chief Executive Officer of the Company, and to be paid $240,000 per year (previously Mr. Jordan was paid $216,000 per year under the Prior Agreement) in consideration for services rendered to the Company (the “Fee”).

The agreement also allows the Company to pay Mr. Jordan or Jordan Consulting an incentive bonus of up to 100% of the Fee per year, in the form of cash or equity, in the discretion of the Compensation Committee and the Board. Any additional bonus payments in 2025, if any, and subsequent bonus payments in 2026 from the Company to the Mr. Jordan or Jordan Consulting, if any, will be based on criteria to be determined by the Compensation Committee of the Board. The Board and Compensation Committee may also pay Mr. Jordan or Jordan Consulting bonuses from time to time in cash or equity, in their sole discretion, with any bonus earned being paid by March 15th of the year following the date it is earned.

We also agreed to grant 160,000 shares of restricted common stock (the “Shares”), to Mr. Jordan under the Company’s Third Amended and Restated 180 Life Sciences Corp. 2022 Omnibus Incentive Plan (the “Incentive Plan”), with such Shares to be evidenced and documented by a Notice of Restricted Stock Grant and Restricted Stock Grant Agreement to be entered into between Mr. Jordan and the Company, and subject to vesting as follows: (a) 80,000 Shares vest on January 1, 2026, subject to Mr. Jordan’s continued service to the Company on such vesting date; and (b) 80,000 Shares vest on December 31, 2026, subject to Mr. Jordan’s continued service to the Company on such vesting date. In the event that the agreement is terminated by us without “cause” or by Jordan Consulting for “good reason”, the Shares and all options and shares then outstanding and scheduled to vest within one year of termination will immediately vest, and (iii) the treatment of the Shares and all options and shares then outstanding and scheduled to vest outside of one year from termination will be determined solely by the Compensation Committee.

The Jordan Consulting Agreement includes customary confidentiality, non-disclosure and proprietary right requirements of Jordan Consulting and Mr. Jordan, and a prohibition on Jordan Consulting and Mr. Jordan competing against us during the term of the agreement.

Jordan Consulting may terminate the Jordan Consulting Agreement at any time for “good reason” as described in the Jordan Consulting Agreement, subject to certain cure rights; at any time without “good reason”; and upon expiration of the term or any renewal.

We may terminate the Jordan Consulting Agreement at any time for “just cause” (as described below) and for any reason other than “just cause”. “Just cause” means the occurrence of any of the following events: (i) any material or persistent breach by Jordan Consulting or Mr. Jordan of the terms of the agreement; (ii) the conviction of Jordan Consulting or Mr. Jordan of a felony offence, or the equivalent in a non-American jurisdiction, or of any crime involving moral turpitude, fraud or misrepresentation, or misappropriation of money or property of the Company or any affiliate of the Company; (iii) a willful failure or refusal by Jordan Consulting or Mr. Jordan to satisfy its respective obligations to the Company under the agreement including without limitation, specific lawful directives, reasonably consistent with the agreement, or requests of the Board; (iv) any negligent or willful conduct or omissions of Jordan Consulting or Mr. Jordan that directly results in substantial loss or injury to the Company; (v) fraud or embezzlement of funds or property, or misappropriation involving the Company’s assets, business, customers, suppliers, or employees; (vi) any failure to comply with any of the Company’s written policies and procedures, including, but not limited to, the Company’s Corporate Code of Ethics and Insider Trading Policy, provided that subject to certain limited exceptions, we must first give written notice to Jordan Consulting and Mr. Jordan, as applicable, advising them of the acts or omissions that constitute failure or refusal to perform their obligations and that failure or refusal continues after Jordan Consulting and Mr. Jordan, as applicable, has had thirty (30) days to correct the acts or omissions as set out in the notice, if such acts are correctable.

We are also able to terminate the Jordan Consulting Agreement at any time, without notice upon: (a) the death or physical or mental incapacity of Mr. Jordan if as a result of which Mr. Jordan is unable to perform services for a period in excess of 60 days; or (b) in the event Mr. Jordan or a related party to Mr. Jordan ceases to own or control 100% of Jordan Consulting.

If the agreement is terminated by Jordan Consulting for “good reason”, or by the Company without “just cause” (other than due to death or disability), Jordan Consultant is required to be paid, in a lump sum on the thirtieth day following such termination, a severance payment equal to (i) half of the then current annualized Fee, in the event such termination occurs during the first twelve months of the agreement and 100% of the then current annualized Fee, in the event such termination occurs after the first twelve months of the Agreement, together with all outstanding expenses and pro-rated Fee (through the date of termination); (ii) any unpaid annual cash bonus in respect of any completed fiscal year that has ended prior to the date of such termination with such amount determined based on actual performance during such fiscal year as determined by the compensation committee; and (iii) immediate vesting of any and all equity or equity-related awards previously awarded. Any equity awards that vest based on various performance metrics will be vested only if such performance metrics have been met at the time of termination of service and will be determined solely by the Compensation Committee.

If the agreement is terminated without “good reason” by Jordan Consulting or for “just cause” by the Company, Jordan Consulting is entitled to the Accrued Liabilities (as defined below), and any equity awards or equity-related awards that are not vested as of the date of termination will be cancelled and forfeited and any vested awards will be exercisable pursuant to their terms.

If the agreement is terminated due to Mr. Jordan’s death or disability, Jordan Consulting or Mr. Jordan’s estate or his beneficiaries, as the case may be, will be entitled to receive (i) any accrued but unpaid Fee through the date of termination, any unpaid or unreimbursed expenses incurred in accordance with the terms of the agreement, (collectively, the “Accrued Liabilities”); (ii) any unpaid annual cash bonus in respect of any completed fiscal year that has ended prior to the date of such termination, with such amount determined based on actual performance during such fiscal year as determined by the Company’s Compensation Committee on the sixtieth day following termination; (iii) a lump sum payment of any non-discretionary annual cash bonus that would have been payable based on actual performance with respect to the year of termination in the absence of Mr. Jordan’s death or disability, pro-rated for the period that Mr. Jordan worked prior to his death or disability, and payable at the same time as the bonus would have been paid in the absence of Mr. Jordan’s death or disability; and (iv) immediate vesting of any and all equity or equity-related awards previously awarded to Jordan Consulting, irrespective of the type of award.

As a condition precedent to payment of any amount or provision of any benefit to Mr. Jordan upon termination (the “Severance Benefits”), Jordan Consulting and Mr. Jordan or Mr. Jordan’s estate, as applicable, shall execute and shall not rescind, a release in favor of the Company and all related companies, individuals, and entities, in a form satisfactory to the Company.

Upon termination of the agreement or for any reason other than “good reason” by Jordan Consulting or the Company without “just cause”, Jordan Consulting and Mr. Jordan agreed that, for a period ending six months from the date of termination, Jordan Consulting and Mr. Jordan shall not (except on behalf of the Company or with the prior written consent of the Company), directly or indirectly, compete with the Company for a period of one year, neither Mr. Jordan, nor Jordan Consulting shall solicit employees or consultants of the Company, each as discussed in greater detail in the Jordan Consulting Agreement.

 The foregoing summary of the Jordan Consulting Agreement and Notice of Restricted Stock Grant and Restricted Stock Grant Agreement is a summary only and is qualified in its entirety by reference to the Jordan Consulting Agreement and form of Notice of Restricted Stock Grant and Restricted Stock Grant Agreement, copies of which are attached hereto as Exhibits 10.2 and 10.3, respectively and are incorporated into this Item 5.02 by reference in its entirety.

Item 8.01 Other Events.

Non-Executive Director Restricted Stock Awards

On February 20, 2025, the Company issued, after recommendation by the Compensation Committee of the Company’s Board of Directors and approval by the Board of Directors, in addition to the Equity Grant to Mr. Jordan discussed in Item 5.02, above, 65,000 shares of restricted common stock to each of the Company’s four non-executive members of the Board of Directors under the Incentive Plan, which vest at the rate of 1/2 of such shares on each of July 1, 2025 and December 31, 2025, subject to such persons continued service to the Company on the applicable vesting dates. The grants will be evidenced by Notice of Restricted Stock Grants and Restricted Stock Grant Agreements entered into between the Company and each recipient.

The description of the Notice of Restricted Stock Grants and Restricted Stock Grant Agreements above is not complete and is qualified in its entirety by the form of Notice of Restricted Stock Grant and Restricted Stock Grant Agreement, which is attached as Exhibit 10.3 hereto and incorporated by reference into this Item 8.01 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1*	Executive Consulting Agreement entered into on February 15, 2025 and effective January 30, 2025, by and between 180 Life Sciences Corp., Eric Van Lent and EVL Consulting, LLC
10.2*	Executive Consulting Agreement dated February 21, 2025, by and between 180 Life Sciences Corp., Blair Jordan and Blair Jordan Strategy and Finance Consulting Inc.
10.3*	Form of Notice of Restricted Stock Grant and Restricted Stock Grant Agreement (February 2025 Officer and Director Grants)
10.4	Form of 180 Life Sciences Corp. Indemnity Agreement (Filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2024), and incorporated herein by reference)
104	Cover Page Interactive Data File (embedded within the Inline XBRL documents).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2025

180 LIFE SCIENCES CORP.

By:	/s/ Blair Jordan
	Name:	Blair Jordan
	Title:	Chief Executive Officer